UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 23, 2010, the Board of Directors of Artesian Resources Corporation (the “Company”) named Jennifer L. Finch, CPA, Vice President and Assistant Treasurer of the Company, effective on the date thereof.  Ms. Finch is responsible for the oversight of all aspects of accounting and tax related matters within the Company and will be serving as the Company’s principal accounting officer.  Ms. Finch, age 41, has 20 years of accounting, auditing and tax experience, both in public practice and private industry.  Since joining the Company in August 2008, Ms. Finch has served in the capacity of Chief Accounting Director for the Company and its subsidiaries.  In May 2009, Ms. Finch was appointed as Chief Financial Officer of Artesian Consulting Engineers, Inc., one of the Company’s eight wholly owned subsidiaries, a position Ms. Finch will continue to hold concurrently.  Before joining the Company, Ms. Finch was Chief Financial Officer of Handler Corporation, a home builder company located in Wilmington, Delaware, where she worked for 14 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: February 25, 2010	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer